Exhibit 10.1

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

                     BEACON ENTERPRISE SOLUTIONS GROUP INC.
                           CONVERTIBLE PROMISSORY NOTE

$______________                                             Louisville, Kentucky
                                                               December __, 2007

      Beacon Enterprise Solutions Group Inc., a Nevada corporation (the "Company"), the principal office of which is located at 124 North First Street, Louisville, Kentucky 40202 for value received, hereby promises to pay to the order of [HOLDER], whose address is [_______________], or his registered assigns (the "Holder"), the sum of [______________ ($________)], and any unpaid accrued interest hereon, as set forth below, on December 31, 2007 (the "Maturity Date"). This note (the "Note") is one of the Convertible Promissory Notes (the "2007 Notes") issued, under the terms of that certain Securities Exchange Agreement, dated December [20], 2007, in exchange for those Convertible Promissory Notes issued by the Company between June 1, 2007 and November 30, 2007.

      The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

      1. Interest and Payments. The Company shall pay interest at the Prime Rate of interest in effect from time to time as reported in the Wall Street Journal (the "Interest Rate") on the principal of this Note outstanding during the period beginning on the date hereof and ending on the Maturity Date. Accrued interest under this Note shall be compounded annually. Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed occurring in the period for which payable. Interest shall be payable when the unpaid principal balance of the Note is paid.

      Upon an Event of Default (as defined below), interest shall accrue at the Interest Rate plus three percent (3%) (the "Default Rate") on the balance of the outstanding principal amount and all accrued interest thereon until such balance is paid.

      The Holder shall receive a payment of all accrued interest on the Note as of the date of such closing and thereafter shall receive monthly interest payments, which shall be due and payable on the 15th day of every month until the Maturity Date, at which time the entire outstanding principal amount and all accrued interest thereon shall be due and payable.

      All payments made on this Note shall be applied, at the option of the Holder, first to late charges and collection costs, if any, then to accrued interest and then to principal. After the Maturity Date or upon an Event of Default, interest shall continue to accrue on this Note at the Default Rate set forth above and shall be payable on demand of the Holder.

      Notwithstanding anything in this Note to the contrary, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by the Company at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

      2. Events of Default. If any of the events specified in this Section 2 shall occur (herein individually referred to as an "Event of Default"), persons holding more than fifty percent (50%) of the then outstanding principal balance of the 2007 Notes (the "Majority Holders") may, so long as such condition exists, declare the entire outstanding principal and unpaid accrued interest on this Note and the other 2007 Notes immediately due and payable, by notice in writing to the Company.

            (i) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer consenting to or seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for the Company, or for any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

            (ii) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated, or

            (iii) Failure by the Company to make any payment when due on this Note or any other material breach of this Note.

      3. Conversion.

            3.1 Voluntary Conversion. The Holder may, upon delivery of written notice to the Company, elect to convert the entire outstanding principal amount of the Note into Shares (as defined below), and demand payment of all accrued but unpaid interest thereon.

            3.2 Conversion Procedure. Upon the election of the Holder to convert this Note pursuant to Section 3.1, the entire principal amount of this Note shall be converted into the number of shares of Common Stock of the Company ("Shares") equal to (x) the outstanding principal amount of this Note as of the date of the election to convert, divided by (y) $0.60 (as adjusted proportionately from time to time upon any stock split, stock dividend, adjustment, combination or division affecting shares of Common Stock) and upon such other terms and conditions as applicable to the Shares with respect to any such transaction. All accrued but unpaid interest shall be paid to the holder at the time of conversion. Otherwise, all unpaid principal and unpaid accrued interest on the Note will be due and payable on the Maturity Date except to the extent the Holder has elected to convert its Note into Shares as provided herein.

            3.3 Delivery of Evidence of Ownership. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder a certificate or certificates and any other documents necessary to evidence ownership of the number of Shares issuable upon such conversion upon surrender of this Note, duly endorsed, at the principal office of the Company.

            3.4 No Impairment. The Company will not, by amendment of its organizational documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

      3.5 Full Conversion. Upon conversion of the entire outstanding principal of this Note and payment of the accrued interest thereon, the Company shall be forever released from all its obligations and liabilities under this Note.

      4. Assignment. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The Note shall not be transferred by the Holder, in whole or in part, unless a warrant exercisable for a ratable portion of the Warrant Shares ( in the Warrant held by the Holder), and on the same other terms as such Warrant, is also transferred.

      5. Waiver and Amendment. The provisions of this Note may be amended, waived or modified upon the written consent of the Company and the Majority Holders, and all such amendments, waivers and modifications shall be binding on all holders of the 2007 Notes.

      6. Prepayment. The Holder may require the Company to prepay the Note at any time after the later of the completion of an equity offering in which gross proceeds of $3.5 million are raised or January 31, 2008, and before the Maturity Date, and the Company shall pay the Holder the entire outstanding principal amount hereunder and all accrued interest thereon not more than thirty (30) days after the delivery of written notice to the Company of such demand for prepayment. Neither the principal amount of nor any accrued interest on the Note may be prepaid by the Company without the Holder's written consent to any such prepayment.

      7. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

      8. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), or (ii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.

      9. Waivers. The Company hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Holder. The Company shall pay to the Holder, upon demand, all costs and expenses, including, without limitation, attorney's fees and legal expenses that may be incurred by the Holder in connection with the enforcement of this Note.

      10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, excluding that body of law relating to conflict of laws.

      11. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

      IN WITNESS WHEREOF, the Company has caused this Note to be issued this __th day of December, 2007.

                                       BEACON ENTERPRISE SOLUTIONS GROUP INC.

                                       By:
                                          --------------------------------------
                                          Bruce Widener, Chief Executive Officer

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS.

No. W-100__                                           Warrant to Purchase Shares

                           WARRANT TO PURCHASE SHARES
                                       of
                     BEACON ENTERPRISE SOLUTIONS GROUP INC.

      This certifies that, for value received, _____________, or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from Beacon Enterprise Solutions Group Inc., a Nevada corporation (the "Company"), the number of Warrant Shares (as defined below) as set forth in
Section 2 of this Warrant, upon surrender of this Warrant, at the principal office of the Company, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in
Section 2 below. The term "Warrant" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the issuance of certain Convertible Promissory Notes of the Company.

      1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall only be exercisable on or after the date hereof and prior to December __, 2012.

      2. Number of Shares; Exercise Price.

            (a) The maximum number of shares of Common Stock of the Company that may be subscribed for under this Warrant (the "Warrant Shares") shall be ______, of which ______ shall initially be vested and exercisable and _____ shall initially be unvested and not exercisable. The exercise price per Warrant Share (the "Exercise Price") shall be $1.00.

            (b) Until the Holder demands payment of the outstanding principal balance on that certain Convertible Promissory Note dated December __, 2007 (the "Note") pursuant to Section 6 of the Note, _____ of the unvested Warrant Shares (such number to be adjusted in accordance with the provisions of Section 7 hereof) shall vest and become exercisable on the 15th day of every month until the Maturity Date (as defined in the Note). Upon the full conversion of the Note into Shares (as defined in the Note) or upon the Maturity Date (as defined in the Note), all remaining unvested Warrant Shares hereunder shall vest and become exercisable. Upon any election by the Holder to demand prepayment of the Note before the Maturity Date, all remaining unvested Warrant Shares hereunder shall be forfeited and canceled.

      3. Exercise of Warrant.

            (a) Upon the election of the Holder, the purchase rights represented by this Warrant shall be exercisable with respect to all Warrant Shares vested under Section 2 by the Holder in whole or in part during the Exercise Period by the surrender of this Warrant and the Notice of Exercise in the form annexed hereto as Annex A duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check of the Exercise Price of the Warrant Shares to be purchased.

            (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate evidencing ownership of the number of Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant may then be exercised.

      4. No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Shares to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to $1.00 multiplied by such fraction.

      5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

      6. Reservation of Shares. The Company covenants that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of all Warrant Shares issuable upon the exercise of this Warrant and, from time to time, will take all steps necessary to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price pursuant to Section 3(a) hereof, all as set forth herein, will be fully paid, nonassessable, free of preemptive rights (other than preemptive rights which have been waived) and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of this Warrant.

      7. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares of the Corporation issuable pursuant to such exercise is subject to adjustment as follows:

            (a) In the event that the Corporation shall at any time declare a stock dividend or stock split on the outstanding shares of Common Stock in shares of its Common Stock, then the Exercise Price and number of Warrant Shares shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend.

            (b) In the event that the Corporation shall at any time subdivide or combine the outstanding shares of the Common Stock, the Exercise Price, initial or adjusted, in effect immediately prior to such subdivision or combination shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

            (c) In the event of any capital reorganization, sale of substantially all the assets of the Corporation, share exchange or any reclassification of the shares of Common Stock of the Corporation, or in event of any consolidation with or merger of the Corporation into or with another corporation, then as a part of such reorganization, sale, share exchange, reclassification, consolidation or merger, as the case may be, provision shall be made so that the registered owner of the Warrant evidenced hereby shall have the right thereafter to receive upon the exercise thereof the kind and amount of shares of stock or other securities or property which he would have been entitled to receive if immediately prior to such reorganization, sale, share exchange, reclassification, consolidation or merger, he had held the number of Warrant Shares which were then issuable upon the exercise of the Warrant evidenced hereby, so that the provisions set forth (including provisions with respect to adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

            (d) If the Corporation at any time makes any spin-off, split-off, or distribution of assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, spin-off, or by way of return of capital, or other than as dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Nevada, the holder of each Warrant then outstanding shall, upon the exercise of the Warrant, receive, in addition to the shares of Common Stock then issuable on exercise of the Warrant, the amount of such assets or other property (or, at the option of the Corporation, a sum equal to the value thereof at the time of the distributions) which would have been payable to such holder had he exercised the Warrant immediately prior to the record date for such distribution.

            (e) Upon each adjustment to the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment. No fractional shares of Common Stock shall be issued upon the exercise of the Warrant. The Corporation shall round all fractional shares down to the next whole share.

            (f) If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 7 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares issuable under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares, capital stock, securities and other property as it would have owned had the Warrant been exercised for Warrant Shares prior to the event and had it continued to hold such Warrant Shares until after the event requiring adjustment.

      8. Rights as Stockholder. As a holder of this Warrant, the Holder shall not be entitled to vote or receive distributions or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive distributions or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

      9. Transfer of Warrant.

            (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

            (b) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto as Annex B) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

            (c) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 9, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise hereof.

            (d) Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that the Holder is an "accredited investor" as defined in Section 501 of the regulations adopted under the Act and that the Warrant Shares so purchased may be issued without registration under the Act and under applicable state securities laws.

                  (ii) All Warrant  Shares  issued upon exercise  hereof,  if in certificated form, shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

            (e) The Warrant shall not be transferred by the Holder, in whole or in part, unless a convertible promissory note in a ratable principal amount (to that of the Note held by the Holder), and on the same other terms as such Note, is also transferred.

      10. Amendments.

            (a) This Warrant and any term hereof, may be changed, waived, discharged or terminated only by an instrument signed by the Holder and the Company.

            (b) No waivers of, or exceptions to, any term, condition or provisions of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      11. Miscellaneous.

            (a) This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without reference to the conflict of law principles thereof.

            (b) This Warrant shall bind the Company, its successors and assigns, and shall benefit and bind the Holder, the Holder's successors and permitted assigns.

            (c) The Section headings in this Warrant have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Warrant. All references in this Warrant to "Sections" shall be construed as references to numbered Sections of this Warrant.

            (d) Any notice or delivery required or permitted by this Warrant shall be deemed given or made for all purposes of this Warrant when (1) the notice is in writing, and (2) the notice or the delivery is delivered by hand or is mailed by registered mail, return receipt requested, addressed to the intended recipient at (A) in the Company's case, the Company's principal executive office, or (B) in the Holder's case, the Holder's address as set forth in the Company's records or at such other address as the Holder may designate by written notice to the Company.

                                  [END OF TEXT]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of December __, 2007.

      12.

                              BEACON ENTERPRISE SOLUTIONS GROUP INC.,
                              a Nevada corporation

                              By:
                                 -----------------------------------------------
                                 Bruce Widener, Chief Executive Officer

                                     Annex A

                               NOTICE OF EXERCISE

To: __________

      (1)______The undersigned hereby (A) elects to purchase _____ shares of the Common Stock of Beacon Enterprise Solutions Group Inc., a Nevada corporation, pursuant to the provisions of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

      (2)______In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Shares to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.


                                           -------------------------------------
                                           (Name)


-----------------------                    -------------------------------------
(Date)                                     (Signature)

                                     Annex B

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares set forth below:

Name of Assignee                                                   Address

                                                                   No. of Shares

      The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Date:
     ---------------

                                           -------------------------------------
                                           Signature of Holder